UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 25, 2021

Griffin Capital Essential Asset REIT, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  000-55605

Maryland	46-4654479
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

1520 E. Grand Avenue, El Segundo, CA 90245
(Address of principal executive offices, including zip code)

(310) 469-6100
(Registrant's telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
____________________	_________________	____________________
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On March 25, 2021 (the “Grant Date”), the Compensation Committee of the Board of Directors of Griffin Capital Essential Asset REIT, Inc. (the “Company”) approved grants of special one-time restricted stock unit awards (the “RSU Awards”) to the Company’s executive officers and certain other employees, including to each of the following named executive officers (the “NEOs”): Michael J. Escalante, Chief Executive Officer and President, Javier F. Bitar, Chief Financial Officer and Treasurer, Louis K. Sohn, Executive Vice President, and Scott A. Tausk, Executive Vice President.
The purpose of the RSU Awards, which were granted under the Company’s existing Amended and Restated Employee and Director Long-Term Incentive Plan, is to retain the award recipients and acknowledge extraordinary accomplishments with respect to various strategic transactions and COVID-19 pandemic response related activities during 2020.
The values of the RSU Awards granted to the NEOs are as follows: (i) $1,575,000 for Mr. Escalante; (ii) $450,000 for Mr. Bitar; (iii) $225,000 for Mr. Sohn; and (iv) $225,000 for Mr. Tausk. The number of restricted stock units (“RSUs”) granted to the NEOs was calculated based on the Company’s most recent published net asset value as of the Grant Date.
The RSU Awards will be settled in shares of the Company’s Class E common stock in accordance with the terms of the respective RSU award agreements. Each RSU represents a contingent right to receive one share of the Company’s Class E common stock when settled in accordance with the terms of the respective RSU award agreements and will vest in equal, 25% installments on each of March 25, 2022, 2023, 2024 and 2025, provided that such NEO remains continuously employed by the Company on each such date, subject to certain accelerated vesting provisions as provided in the RSU award agreements.
In the event of an NEO’s termination of employment due to death, disability, involuntary termination by the Company or voluntary termination by the NEO for “Good Reason” (as defined in the NEO’s respective employment agreement), the RSUs will vest in full as of immediately prior to such termination. In the event of an NEO’s termination of employment for any other reason, all unvested RSUs will be forfeited.
Upon a “change in control event” (as defined in Section 409A of the Internal Revenue Code of 1986, as amended), the RSUs will vest in full as of immediately prior to such change in control event, unless the RSU Award is assumed, continued, converted or replaced with a substantially similar award by the Company or a successor entity or its parent or subsidiary.
A copy of the form of RSU award agreement is being filed as Exhibit 10.1 to this Current Report on Form 8-K, and is incorporated herein by this reference. The foregoing description of the terms of the RSU Awards is qualified in its entirety by reference to the full text of the form of RSU award agreement.
Item 9.01.    Financial Statements and Exhibits
(d) Exhibits

Exhibit No.	Description
10.1	Form of Time-Based Restricted Stock Unit Agreement (NEOs) (Four-Year Vesting)

Signature(s)

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Griffin Capital Essential Asset REIT, Inc.

Date: March 31, 2021	By:	/s/ Javier F. Bitar
Javier F. Bitar
Chief Financial Officer and Treasurer